Harman International
PRESS RELEASE

August 15, 2006	FOR IMMEDIATE RELEASE
Contact: Greg Henry
Harman International Industries, Incorporated
202-393-1101

HARMAN INTERNATIONAL REPORTS RECORD RESULTS

Washington, D.C. – Harman International Industries, Incorporated (NYSE:  HAR) today announced record results for the fiscal year ended June 30, 2006.  Net sales were $3.248 billion, an increase of 7 percent compared to last year.  Exclusive of foreign currency translation, net sales increased 10 percent.  Excluding restructuring charges and costs incurred to repurchase senior debt, earnings per diluted share increased 18 percent to $3.89.  Earnings per diluted share, including those charges, were $3.75 compared to $3.31 a year ago.

Automotive net sales for the fiscal year were $2.236 billion, an increase of 5 percent compared to last year.  Excluding foreign currency translation, Automotive net sales increased 9 percent.  Consumer net sales were $494 million, 18 percent higher versus a year ago.  Professional net sales were $517 million, an increase of 6 percent compared to the prior year.

Net sales for the fourth quarter were $859 million, an increase of 6 percent compared to the prior year.  Foreign currency translation did not have a material impact on fourth quarter sales.  Excluding fourth quarter restructuring charges and costs associated with repurchasing senior debt, earnings per diluted share were $1.09, an increase of 8 percent versus last year.  Earnings per diluted share, including those charges, were $0.95 compared to $1.01 in the fourth quarter last year.

Dr. Sidney Harman, Executive Chairman, and Douglas Pertz, Chief Executive Officer, commented:

“We achieved record results in fiscal 2006 and completed the year with a very strong balance sheet.  The restructuring program will increase efficiency in our manufacturing and engineering organizations.

We are pleased to announce that after many years of senior responsibility at BMW, Mr. Helmut Schinagel will join us as Chief Executive Officer of Harman/Becker Automotive Systems effective October 1, 2006.  Dr. Erich Geiger will then assume the new company-wide position of Chief Strategy and Technology Officer.  This new position will enable Dr. Geiger to guide technological initiatives at Consumer and Professional as well as at Automotive.

August 15, 2006

We reiterate our expectation for earnings of $4.35 per diluted share in fiscal 2007 and look forward to the opportunities that lie ahead.”

At 4:30 p.m. EDT today, Harman International will host an analyst and investor conference call to discuss the results for the three and twelve months ended June 30, 2006 and to offer management’s outlook for future periods.  To participate in the conference call, please dial (888) 276-9996 or for international calls dial (612) 288-0337 prior to 4:30 p.m. EDT.  Please let the operator know that you would like to join the Harman International call.

A replay of the conference call will be available following the completion of the call at approximately 8:00 p.m. EDT.  The replay will be available through August 22, 2006.  Please call (800) 475-6701 to access the replay.  For international calls please call (320) 365-3844.  The access code number is 838364.

Harman International will be web-casting the conference call.  The web-cast can be accessed at http://65.197.1.5/att/confcast as well as www.harman.com, in the Investor Relations section.  Conference I.D. is 838364 with a Passcode of Harman.  Participation through the web-cast will be in listen-only mode.  You will need Windows Media Player or Real Player to listen to the presentation.  An archive will be available for 7 days following the presentation.

Harman International Industries, Incorporated (www.harman.com) is a leading manufacturer of high-quality, high-fidelity audio products and electronic systems for the automotive, consumer and professional markets.  The Company’s stock is traded on the New York Stock Exchange under the symbol:  HAR.

Note:  Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act.  You should not place undue reliance on these statements.  We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances.  These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the effect of changes in consumer confidence, a rise in interest rates affecting consumer spending, automobile industry sales and production rates, the loss of one or more significant customers, including our automotive customers, model-year changeovers and customer acceptance in the automotive industry, our ability to satisfy contract performance criteria, availability of key components to the products we manufacture, competitive products, fluctuations in currency exchange rates, the outcome of pending or future litigation and other claims, labor disputes at our facilities and those of our customers or common carriers, general economic conditions and other risks detailed in filings made by Harman International with the Securities and Exchange Commission.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (000s omitted except per share amounts)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net sales	$859,117	808,032	3,247,897	3,030,889
Cost of sales	560,228	526,211	2,095,327	1,999,187

Gross profit	298,889	281,821	1,152,570	1,031,702

Selling, general and administrative expenses	194,491	181,034	755,329	680,721

Operating income	104,398	100,787	397,241	350,981

Other expenses:
Interest expense, net	2,138	2,235	13,027	10,516
Miscellaneous, net	5,400	596	8,027	5,128

Income before income taxes and minority interest	96,860	97,956	376,187	335,337

Income tax expense	32,361	27,721	121,877	102,489
Minority interest	(268)	---	(985)	---

Net income	$64,767	70,235	255,295	232,848

Basic earnings per share	$0.97	1.05	3.85	3.47
Diluted earnings per share	$0.95	1.01	3.75	3.31

Shares outstanding – Basic	66,733	67,195	66,260	67,120
Shares outstanding – Diluted	67,984	69,623	68,105	70,399

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS (000s omitted)

	June 30,	June 30,
	2006	2005

ASSETS

Current assets
Cash and cash equivalents	$291,758	291,214
Accounts receivable	444,474	433,041
Inventories	344,957	312,950
Other current assets	168,168	146,088

Total current assets	1,249,357	1,183,293

Property, plant and equipment	521,935	491,619
Goodwill	381,219	345,071
Other assets	202,150	167,220

Total assets	$2,354,661	2,187,203

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term borrowings	$1,751	2,593
Current portion of long-term debt	16,337	533
Accounts payable	320,327	274,145
Accrued liabilities	530,586	451,799

Total current liabilities	869,001	729,070

Borrowings under revolving credit facility	159,900	---
Long-term debt	19,566	330,791
Other non-current liabilities	78,030	66,394

Total shareholders’ equity	1,228,164	1,060,948

Total liabilities and shareholders’ equity	$2,354,661	2,187,203

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (000s omitted except per share amounts) (unaudited)

					Three
	Three Months Ended				Months Ended
	June 30, 2006				June 30, 2005

	GAAP	Adjustments		Non- GAAP	GAAP

Net sales	$859,117	---		859,117	808,032
Cost of sales	560,228	---		560,228	526,211

Gross profit	298,889	---		298,889	281,821

Selling, general and administrative expenses	194,491	(9,499)	(a)	184,992	181,034

Operating income	104,398	9,499		113,897	100,787

Other expenses:
Interest expense, net	2,138	---		2,138	2,235
Miscellaneous, net	5,400	(4,930)	(b)	470	596

Income before income taxes and minority interest	96,860	14,429		111,289	97,956

Income tax expense	32,361	5,050		37,411	27,721
Minority interest	(268)	---		(268)	---

Net income	$64,767	9,379		74,146	70,235

Basic earnings per share	$0.97	0.14		1.11	1.05
Diluted earnings per share	$0.95	0.14		1.09	1.01

Shares outstanding – Basic	66,733	66,733		66,733	67,195
Shares outstanding – Diluted	67,984	67,984		67,984	69,623

     (a)   Restructuring charges in the amount of $9.5 million were recorded during the fourth quarter to increase efficiency in manufacturing and engineering.

     (b)   Non-operating costs of $4.9 million associated with the fourth quarter repurchase of senior debt.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (000s omitted except per share amounts)

					Year Ended
	Year Ended June 30, 2006				June 30, 2005

	GAAP	Adjustments		Non-GAAP	GAAP

Net sales	$3,247,897	---		3,247,897	3,030,889
Cost of sales	2,095,327	---		2,095,327	1,999,187

Gross profit	1,152,570	---		1,152,570	1,031,702

Selling, general and administrative expenses	755,329	(9,499)	(a)	745,830	680,721

Operating income	397,241	9,499		406,740	350,981

Other expenses:
Interest expense, net	13,027	---		13,027	10,516
Miscellaneous, net	8,027	(4,930)	(b)	3,097	5,128

Income before income taxes and minority interest	376,187	14,429		390,616	335,337

Income tax expense	121,877	5,050		126,927	102,489
Minority interest	(985)	---		(985)	---

Net income	$255,295	9,379		264,674	232,848

Basic earnings per share	$3.85	0.14		3.99	3.47
Diluted earnings per share	$3.75	0.14		3.89	3.31

Shares outstanding – Basic	66,260	66,260		66,260	67,120
Shares outstanding – Diluted	68,105	68,105		68,105	70,399

     (a)   Restructuring charges in the amount of $9.5 million were recorded during the fourth quarter to increase efficiency in manufacturing and engineering.

     (b)   Non-operating costs of $4.9 million associated with the fourth quarter repurchase of senior debt.